                                                                    Exhibit 99.1


HOVNANIAN ENTERPRISES, INC.        NEWS RELEASE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONTACT:   AT THE COMPANY                      AT THE FINANCIAL RELATIONS BOARD
           -----------------                   ---------------------------------
                  Kevin C. Hake                Amy F. Glynn, CFA
                  Vice President, Finance      675 Third Avenue
                       and Treasurer           212-661-8030
                  732-747-7800
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  HOVNANIAN ENTERPRISES REPORTS RECORD RESULTS

FOURTH QUARTER HIGHLIGHTS

- Increased fourth quarter earnings per share 105% to $0.84 from $0.41 in fiscal 1999.

- Increased revenue for the quarter 18.6% to $353.8 million from $298.4 million last year.

-    Increased fourth quarter net contracts from 876 homes to 1,116 homes, up
     27.4%.


FISCAL 2000 HIGHLIGHTS

- Achieved record earnings for the full year of $1.50 per fully diluted share, up from $1.39 per fully diluted share in fiscal 1999.

- Increased revenues to $1.14 billion -- exceeding the billion-dollar mark for the first time in Company history.

- Increased deliveries 15.9% to 4,367 homes. Net contracts climbed to 4,542 homes valued at $1.10 billion, an increase of 38.4% from last year's results.

- Increased year-end contract backlog 16.9% in dollar value and 9.1% in number of homes, to 2,096 homes with a sales value of $538.5 million versus last year's 1,921 homes with a sales value of $460.7 million.

- Announced a merger with Washington Homes, Inc. (NYSE: WHI), which is expected to close in January 2001. This will significantly enhance the Company's market position in Metro D.C. and North Carolina.

- Issued $150 million of 10-1/2% Senior Notes due in 2007, in order to maintain an appropriate level of long-term capital to support the Company's significantly larger operations and balance sheet. Combined with strong fourth quarter cash flow, this enabled the Company to end the year with no balance outstanding on its $375 million revolving credit facility and $40.0 million in cash on the balance sheet.

- Repurchased 1.03 million shares of Class A Hovnanian common stock at an average price of $6.29 per share.

- At the end of fiscal 2000, stockholders' equity grew to $263.4 million, or $12.42 a share, from $236.4 million, or $10.67 a share at the end of fiscal 1999.


RED BANK, NJ, December 14, 2000 -- Hovnanian Enterprises, Inc. (ASE: HOV), a leading national homebuilder, reported a 105% improvement in fourth quarter profits and the highest revenues and profits in its 41-year history for the fiscal year ended October 31, 2000.

FOURTH QUARTER PERFORMANCE

For the quarter ended October 31, 2000, the Company reported net income of $18.2 million, more than two times the net income of $8.9 million achieved in the 1999 fiscal fourth quarter. Hovnanian earned $0.84 per fully diluted share for the 2000 fiscal fourth quarter, compared to $0.41 per share for the comparable 1999 period. Revenues for the 2000 fourth fiscal quarter were $353.8 million, an 18.6% increase from 1999's fourth quarter revenues of $298.4 million.

Despite a slowing economy, sales continued to show strength through the end of the fiscal year, with fourth quarter net contracts up 27.4% year-to-year, from 876 homes to 1,116 homes. The dollar value of contract backlog on October 31, 2000 increased 16.9% to $538.5 million or 2,096 homes, compared to $460.7 million or 1,921 homes in 1999.

Deliveries in 2000's final quarter were 1,290 homes or $342.3 million compared to 1,153 homes or $287.5 million in 1999. Homebuilding gross margin, excluding land sales, increased to 22.1% in the fourth quarter of fiscal 2000, continuing a trend of improvement from 18.2% in the first quarter, 20.2% in the second quarter, and 20.9% in the third quarter.

FISCAL 2000 RESULTS

Net income increased to $33.2 million or $1.50 per fully diluted share for fiscal 2000, compared to $30.1 million or $1.39 per fully diluted share for fiscal 1999. Total revenues grew 20.2% to $1.14 billion compared to $946.7 million in fiscal 1999 on a 15.9% increase in deliveries to 4,367 homes. Net contracts climbed to 4,542 homes valued at $1.10 billion, an increase of 38.4% from last year's results.

The Company's debt-to-equity ratio was 1.41 to 1.0 at the end of fiscal 2000, after taking into account approximately $25.0 million of excess cash on the Company's balance sheet. As expected, this ratio was modestly higher than the ratio of 1.35 to 1.0 at year-end 1999 as a result of the Texas acquisition, growth in the Company's California market, and the Company's repurchase of 1,026,647 shares of its Class A common stock during the year at an average cost of $6.29 per share. The debt-to-equity ratio declined from its peak of 1.72 to
1.0 at July 31, 2000 as a result of strong fourth quarter cash flow. Shareholders' equity grew to $263.4 million, or $12.42 a share, at fiscal year-end from $236.4 million, or $10.67 a share at the end of fiscal 1999.

COMMENTS FROM MANAGEMENT

"Strong housing markets, particularly in our Northeast region, and improvements generated by our strategic initiatives contributed to these record results," said Ara K. Hovnanian, President and Chief Executive Officer of the Company. "As anticipated at the start of the year, the opening of many new communities during the year weighted our earnings toward the fourth quarter. We doubled our profit in that period from the 1999 fourth quarter," he added. "We enter fiscal 2001 with strong sales and a record contract backlog that position us for further growth in earnings and revenues."

MERGER WITH WASHINGTON HOMES

In late August, Hovnanian announced a merger agreement with Washington Homes, Inc. Subsequent to the merger, Hovnanian will maintain its current position as the largest builder in New Jersey and will become the second-largest builder in Metro-Washington, DC and the largest builder in North Carolina. With shareholders' equity exceeding $300 million and total assets approaching $1.0 billion, the Company will attain a more substantial market capitalization and will add liquidity to its stock. In conjunction with the merger, Hovnanian will issue approximately 5.7 million additional Class A common shares.

The Company anticipates closing the merger in mid to late January, following shareholder approval. The addition of the Washington Homes operations for slightly more than three full quarters of fiscal 2001 is expected to add approximately $.05 to $.10 per share to the Company's net earnings. Mr. Hovnanian added, "both companies were very careful in evaluating the strategic fit of our operations and our management philosophies before reaching agreement to merge. We are already seeing the benefits of this approach as our management teams plan for the merging of our operations. We are quickly identifying opportunities for improvements in our construction operations, product design, marketing, and numerous other areas beyond what we anticipated initially. We are building a powerful team in North Carolina and Washington D.C. as we work to blend our two pools of talented associates from senior levels down to the communities," he said.

FISCAL 2001 EXPECTATIONS

"The housing economy seems to be experiencing a gradual softening," Mr. Hovnanian commented. "Most of our markets continue to experience strong demand for housing. The increasingly difficult environment for regulatory approvals in nearly all municipalities across the country has kept the supply of new housing from meeting demand in many of our markets. This gives us confidence that the housing market will support our business plan, even with a moderate downturn in job creation," he said.

"As we enter fiscal 2001, we remain focused on growth and return on investment," added J. Larry Sorsby, Executive Vice President and Chief Financial Officer of the Company. "Provided economic conditions do not decline sharply, we are comfortable with consensus projections of earnings for the combined Company exceeding $1.80 per share in fiscal 2001, a 20% increase from the record year we just finished. We expect total revenues of approximately $1.7 billion and deliveries approaching 7,000 homes. On a combined basis, the two companies had more than 43% of projected deliveries in contract backlog at October 31, 2000, giving us confidence that we will be able to achieve our fiscal 2001 business plan," he said.


"Our pattern of quarterly earnings and year-over-year comparisons will obviously be somewhat distorted by the timing of the merger," Mr. Sorsby added. "We expect our first quarter, which is historically our weakest, to reflect results similar to fiscal 2000's, prior to the effect of any one-time charges associated with the merger. The next two quarters should show strong improvement in earnings per share over the prior year period, but the back-loaded fourth quarter that we just finished will be difficult to match in the fourth quarter of fiscal 2001," he said.

IN CLOSING

 "The prospects for our Company in fiscal 2001 and beyond are exciting,"
Mr. Hovnanian commented. "Despite recent stock price appreciation, we continue to believe our Company is undervalued. As we demonstrate the benefits of the merger -- which we will be able to do quickly -- the market should begin to recognize our improved scale, liquidity, and market position."

Hovnanian Enterprises, Inc. designs, constructs and markets single-family homes, townhomes and condominiums in planned residential communities in California, Maryland, New Jersey, New York, North Carolina, Pennsylvania, Texas and Virginia in the United States, and in Poland.


NOTE: ALL STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS SHOULD
      BE CONSIDERED AS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN GENERAL ECONOMIC CONDITIONS, FLUCTUATIONS IN INTEREST RATES, INCREASES IN RAW MATERIALS AND LABOR COSTS, LEVELS OF COMPETITION AND OTHER FACTORS DESCRIBED IN DETAIL IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 1999.

                            (Financial Tables Follow)

                        HOVNANIAN ENTERPRISES, INC.
                     STATEMENT OF CONSOLIDATED INCOME

Amounts in 000's, except per share


                                              Three Months Ended,               Twelve Months Ended
                                                  October 31,                       October 31,
                                            --------------------------       -------------------------
                                               2000            1999             2000           1999
                                            ---------       ----------       ----------     ----------
                                                   (unaudited)



Total Revenues                               $353,788        $298,429        $1,137,807     $946,720

Costs and Expenses                            324,456         284,529         1,085,989      896,103
                                            ---------       ----------       ----------     ----------

Income Before Income Taxes                     29,332          13,900            51,818       50,617

Provision for Taxes                            11,170           5,015            18,655       19,674

Extraordinary Loss From Extinguishment
  of Debt, Net of Income Taxes                                                                  (868)
                                            ---------       ----------       ----------     ----------
Net Income                                   $ 18,162        $  8,885        $   33,163     $ 30,075
                                            =========       ==========       ==========     ==========

Per Share Data:
  Basic:
    Income per common share before
      Extraordinary Loss                     $   0.85        $   0.41        $     1.51     $   1.45
    Extraordinary Loss                                                                         (0.04)
                                            ---------       ----------       ----------     ----------
      Net Income                             $   0.85        $   0.41        $     1.51     $   1.45
      Weighted Average Number of
        Common Shares Outstanding              21,463          21,726            21,933       21,404

Assuming Dilution:
    Income per common share before
      Extraordinary Loss                     $   0.84        $   0.41        $     1.50     $   1.43
    Extraordinary Loss                                                                         (0.04)
                                            ---------       ----------       ----------     ----------
      Net Income                             $   0.84        $   0.41        $     1.50     $   1.39
      Weighted Average Number of
        Common Shares Outstanding              21,704          21,902            22,043       21,612


Hovnanian Enterprises, Inc.
OCTOBER 31, 2000
Gross Margin Report


                                                   Housing Gross Margin
                                                   (Dollars in Thousands)

                                       Three Months Ended        Twelve Months Ended
                                       --------------------      -------------------
                                            October 31,                October 31,
                                         2000        1999           2000        1999
                                       --------    --------      ----------   --------
                                             Unaudited
Sale of Homes                          $342,289    $287,459      $1,105,466   $908,553
Cost of Sales                           266,734     230,836         878,740    718,259
                                       --------------------      ---------------------
Housing Gross Margin                   $ 75,555    $ 56,623      $  226,726   $190,294
                                       ====================      =====================

Gross Margin Percentage                    22.1%       19.7%           20.5%      20.9%

                                       Three Months Ended        Twelve Months Ended
                                       --------------------      -------------------
                                            October 31,                October 31,
                                         2000        1999           2000        1999
                                       --------    --------      ----------   --------
Land and Lot Sales                       $3,405      $4,569        $6,549      $12,077
Cost of Sales                             1,403       4,608         3,971       11,766
                                       --------------------      ---------------------
Land and Lot Gross Margin                $2,002        ($39)       $2,578      $   311
                                       ====================      =====================

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                         OCTOBER 31,    OCTOBER 31,
          ASSETS                                            2000           1999
                                                          ----------   ---------

HOMEBUILDING:
  CASH AND CASH EQUIVALENTS ............................    $ 40,131    $ 17,163
                                                            --------    --------
  INVENTORIES - AT THE LOWER OF COST OR FAIR VALUE:
    SOLD AND UNSOLD HOMES AND LOTS UNDER
      DEVELOPMENT ......................................     525,116     475,196
    LAND AND LAND OPTIONS HELD FOR FUTURE
      DEVELOPMENT OR SALE ..............................      89,867      52,034
                                                            --------    --------
      TOTAL INVENTORIES ................................     614,983     527,230
                                                            --------    --------

  RECEIVABLES, DEPOSITS, AND NOTES .....................      36,190      30,675
                                                            --------    --------

  PROPERTY, PLANT, AND EQUIPMENT - NET .................      35,594      26,500
                                                            --------    --------

  SENIOR RESIDENTIAL RENTAL PROPERTIES - NET ...........      10,276      10,650
                                                            --------    --------

  PREPAID EXPENSES AND OTHER ASSETS ....................      64,897      56,753
                                                            --------    --------
      TOTAL HOMEBUILDING ...............................     802,071     668,971
                                                            --------    --------

FINANCIAL SERVICES:
  CASH .................................................       3,122       2,202
  MORTGAGE LOANS HELD FOR SALE .........................      61,860      33,158
  OTHER ASSETS .........................................       2,145       1,563
                                                            --------    --------
      TOTAL FINANCIAL SERVICES .........................      67,127      36,923
                                                            --------    --------

COLLATERALIZED MORTGAGE FINANCING:
  COLLATERAL FOR BONDS PAYABLE .........................       4,145       5,006
  OTHER ASSETS .........................................         198         238
                                                            --------    --------
      TOTAL COLLATERALIZED MORTGAGE FINANCING ..........       4,343       5,244
                                                            --------    --------
INCOME TAXES RECEIVABLE - INCLUDING DEFERRED TAX
  BENEFITS .............................................                   1,723
                                                            --------    --------
TOTAL ASSETS ...........................................    $873,541    $712,861
                                                            ========    ========


                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                            OCTOBER 31,   OCTOBER 31,
LIABILITIES AND STOCKHOLDERS' EQUITY                            2000          1999
                                                            ------------  ------------
HOMEBUILDING:
  NONRECOURSE LAND MORTGAGES ...............................   $  18,166    $   6,407
  ACCOUNTS PAYABLE AND OTHER LIABILITIES ...................      82,205       73,989
  CUSTOMERS' DEPOSITS ......................................      31,475       25,647
  NONRECOURSE MORTGAGES SECURED BY OPERATING
    PROPERTIES .............................................       3,554        3,662
                                                               ---------    ---------
      TOTAL HOMEBUILDING ...................................     135,400      109,705
                                                               ---------    ---------
FINANCIAL SERVICES:
  ACCOUNTS PAYABLE AND OTHER LIABILITIES ...................       2,078        1,218
  MORTGAGE WAREHOUSE LINE OF CREDIT ........................      56,486       30,034
                                                               ---------    ---------
      TOTAL FINANCIAL SERVICES .............................      58,564       31,252
                                                               ---------    ---------
COLLATERALIZED MORTGAGE FINANCING:
  BONDS COLLATERALIZED BY MORTGAGES RECEIVABLE .............       3,007        3,699
                                                               ---------    ---------
      TOTAL COLLATERALIZED MORTGAGE FINANCING ..............       3,007        3,699
                                                               ---------    ---------
NOTES PAYABLE:
  REVOLVING CREDIT AGREEMENT ...............................                   70,125
  SENIOR NOTES .............................................     296,430      150,000
  SUBORDINATED NOTES .......................................     100,000      100,000
  ACCRUED INTEREST .........................................      12,709       11,654
                                                               ---------    ---------
      TOTAL NOTES PAYABLE ..................................     409,139      331,779
                                                               ---------    ---------

INCOME TAXES PAYABLE .......................................       4,072
                                                               ---------    ---------
      TOTAL LIABILITIES ....................................     610,182      476,435
                                                               ---------    ---------
COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY:
  PREFERRED STOCK,$.01 PAR VALUE-AUTHORIZED 100,000
    SHARES; NONE ISSUED
  COMMON STOCK,CLASS A,$.01 PAR VALUE-AUTHORIZED 87,000,000
    SHARES; ISSUED  17,309,369 SHARES IN 2000 AND 17,218,442
    SHARES IN 1999 (INCLUDING 3,736,921
    SHARES IN 2000 AND 2,710,274 SHARES IN 1999 HELD
    IN TREASURY) ...........................................         173          172
  COMMON STOCK,CLASS B,$.01 PAR VALUE
    (CONVERTIBLE TO CLASS A AT TIME OF SALE)
    -AUTHORIZED 13,000,000 SHARES;
    ISSUED 7,978,903 SHARES IN 2000 AND 7,997,083 SHARES
    IN 1999 (BOTH YEARS INCLUDE 345,874 SHARES HELD
    IN TREASURY) ...........................................          79           79
  PAID IN CAPITAL ..........................................      46,086       45,856
  RETAINED EARNINGS ........................................     246,420      213,257
  TREASURY STOCK - AT COST .................................     (29,399)     (22,938)
                                                               ---------    ---------
      TOTAL STOCKHOLDERS' EQUITY ...........................     263,359      236,426
                                                               ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .................   $ 873,541    $ 712,861
                                                               =========    =========

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                              YEAR ENDED
                                                 -------------------------------------
                                                 OCTOBER 31,  OCTOBER 31,  OCTOBER 31,
                                                    2000         1999         1998
                                                 -----------  -----------  -----------
REVENUES:
  HOMEBUILDING:
    SALE OF HOMES.............................   $1,105,466     $908,553     $895,644
    LAND SALES AND OTHER REVENUES.............       13,017       17,409       15,411
                                                 -----------    ---------    ---------
      TOTAL HOMEBUILDING......................    1,118,483      925,962      911,055
  FINANCIAL SERVICES..........................       18,855       20,239       19,098
  COLLATERALIZED MORTGAGE FINANCING...........          469          519          683
  OTHER OPERATIONS............................                                  6,893
                                                 -----------    ---------    ---------
      TOTAL REVENUES..........................    1,137,807      946,720      937,729
                                                 -----------    ---------    ---------
EXPENSES:
  HOMEBUILDING:
    COST OF SALES.............................      882,711      730,025      748,941
    SELLING, GENERAL AND ADMINISTRATIVE.......      104,771       81,396       67,519
    INVENTORY IMPAIRMENT LOSS.................        1,791        2,091        3,994
                                                 -----------    ---------    ---------
      TOTAL HOMEBUILDING......................      989,273      813,512      820,454
                                                 -----------    ---------    ---------
  FINANCIAL SERVICES..........................       19,334       19,195       17,010
                                                 -----------    ---------    ---------
  COLLATERALIZED MORTGAGE FINANCING...........          416          504          672
                                                 -----------    ---------    ---------
  CORPORATE GENERAL AND ADMINISTRATIVE........       33,309       28,652       21,048
                                                 -----------    ---------    ---------
  INTEREST....................................       34,956       30,343       34,423
                                                 -----------    ---------    ---------
  OTHER OPERATIONS............................        8,701        3,897        2,830
                                                 -----------    ---------    ---------
      TOTAL EXPENSES..........................    1,085,989      896,103      896,437
                                                 -----------    ---------    ---------
INCOME(LOSS)BEFORE INCOME TAXES AND
  EXTRAORDINARY LOSS..........................       51,818       50,617       41,292
                                                 -----------    ---------    ---------
STATE AND FEDERAL INCOME TAXES:
  STATE.......................................        2,495        5,093        3,572
  FEDERAL.....................................       16,160       14,581       11,569
                                                 -----------    ---------    ---------
    TOTAL TAXES...............................       18,655       19,674       15,141
                                                 -----------    ---------    ---------
EXTRAORDINARY LOSS FROM EXTINGUISHMENT OF
  DEBT, NET OF INCOME TAXES...................                      (868)        (748)
                                                 -----------    ---------    ---------
NET INCOME (LOSS).............................   $   33,163     $ 30,075     $ 25,403
                                                 ===========    =========    =========
PER SHARE DATA:
  BASIC:
    INCOME (LOSS)PER COMMON SHARE BEFORE
      EXTRAORDINARY LOSS......................   $     1.51     $   1.45     $   1.20
    EXTRAORDINARY LOSS........................                      (.04)        (.03)
                                                 -----------    ---------    ---------
    INCOME (LOSS).............................   $     1.51     $   1.41     $   1.17
                                                 ===========    =========    =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING.................................       21,933       21,404       21,781
                                                 ===========    =========    =========
  ASSUMING DILUTION:
    INCOME (LOSS)PER COMMON SHARE BEFORE
      EXTRAORDINARY LOSS......................    $    1.50     $   1.43     $   1.19
    EXTRAORDINARY LOSS........................                      (.04)        (.03)
                                                 -----------    ---------    ---------
    INCOME (LOSS).............................    $    1.50     $   1.39     $   1.16
                                                 ===========    =========    =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING.................................       22,043       21,612       22,016
                                                 ===========    =========    =========


                           HOVNANIAN ENTERPRISES, INC.




             INTEREST COSTS INCURRED, EXPENSED AND CAPITALIZED WERE:



                                                  YEAR ENDED
                                    --------------------------------------
                                    OCTOBER 31,   OCTOBER 31,  OCTOBER 31,
                                       2000          1999          1998
                                    -----------   -----------  -----------
                                             (DOLLARS IN THOUSANDS)
INTEREST CAPITALIZED AT
  BEGINNING OF YEAR..............     $21,966       $25,545      $35,950
PLUS ACQUIRED ENTITY INTEREST....                     3,397
PLUS INTEREST INCURRED...........      38,878        24,594       28,947
LESS INTEREST EXPENSED...........      34,956        30,343       34,423
LESS IMPAIRMENT WRITE-OFF........         194                        460
LESS SALE OF ASSETS..............                     1,227        4,469
                                      -------       -------      -------
INTEREST CAPITALIZED AT
  END OF YEAR....................     $25,694       $21,966      $25,545
                                      =======       =======      =======


HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVE. PRICE)


                                  COMMUNITIES UNDER DEVELOPMENT
                                     THREE MONTHS - 10/31/00

                                      NET CONTRACTS                        DELIVERIES
                                    THREE MONTHS ENDED                 THREE MONTHS ENDED                  CONTRACT BACKLOG
                                           31-OCT                             31-OCT                              31-OCT
                                -----------------------------       ----------------------------      -----------------------------
                                  2000      1999     % Change         2000     1999     % Change        2000       1999    % Change
                                -----------------------------       ----------------------------      -----------------------------
NE REGION
                   Homes             457       506      (9.7%)           616       564     9.2%          1,149     1,125      2.1%
                   Dollars       121,179   135,514     (10.6%)       188,770   164,899    14.5%        311,539   286,149      8.9%
                   Avg. Price    265,162   267,814      (1.0%)       306,445   292,374     4.8%        271,139   254,355      6.6%
FLORIDA
                   Homes              13        11      18.2%             24        40   (40.0%)            45        37     21.6%
                   Dollars         3,759     2,532      48.5%          6,218     9,012   (31.0%)        12,625     8,705     45.0%
                   Avg. Price    289,154   230,182      25.6%        259,083   225,300    15.0%        280,556   235,270     19.2%
N. CAROLINA
                   Homes             160       128      25.0%            188       248   (24.2%)           215       207      3.9%
                   Dollars        29,317    25,757      13.8%         35,016    47,251   (25.9%)        40,635    44,534     (8.8%)
                   Avg. Price    183,231   201,227      (8.9%)       186,255   190,528    (2.2%)       189,000   215,140    (12.2%)
METRO D.C.
                   Homes             88         50      76.0%             78        71     9.9%            215       149     44.3%
                   Dollars        20,354    12,246      66.2%         18,932    15,541    21.8%         52,339    34,484     51.8%
                   Avg. Price    231,295   244,920      (5.6%)       242,718   218,887    10.9%        243,437   231,436      5.2%
CALIFORNIA
                   Homes             133       144      (7.6%)           105       163   (35.6%)           151       129     17.1%
                   Dollars        43,551    36,197      20.3%         39,725    37,290     6.5%         58,098    34,313     69.3%
                   Avg. Price    327,451   251,368      30.3%        378,333   228,773    65.4%        384,695   265,992     44.6%
TEXAS
                   Homes             242        25     868.0%            246        66   272.7%            282       261      8.0%
                   Dollars        51,251     5,416     846.3%         52,188    13,184   295.8%         61,703    51,610     19.6%
                   Avg. Price    211,781   216,640      (2.2%)       212,146   199,758     6.2%        218,805   197,739     10.7%
POLAND
                   Homes              23        12      91.7%             33         1  3200.0%            39        13     200.0%
                   Dollars           812       698      16.3%          1,440       282   410.6%         1,616       865      86.8%
                   Avg. Price     35,304    58,167     (39.3%)        43,636   282,000   (84.5%)       41,436    66,538     (37.7%)
TOTAL
                   Homes           1,116       876      27.4%          1,290     1,153    11.9%         2,096     1,921       9.1%
                   Dollars       270,223   218,360      23.8%        342,289   287,459    19.1%       538,546   460,660      16.9%
                   Avg. Price    242,135   249,269      (2.9%)       265,340   249,314     6.4%       256,940   239,802       7.1%


HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVE. PRICE)


                                  COMMUNITIES UNDER DEVELOPMENT
                                     TWELVE MONTHS - 10/31/00

                                      NET CONTRACTS                        DELIVERIES
                                    TWELVE MONTHS ENDED                 TWELVE MONTHS ENDED                  CONTRACT BACKLOG
                                           31-OCT                             31-OCT                              31-OCT
                                -----------------------------       ----------------------------      -----------------------------
                                  2000      1999     % Change         2000     1999     % Change        2000       1999    % Change
                                -----------------------------       ----------------------------      -----------------------------
NE REGION
                   Homes           1,963     1,885       4.1%          1,939     2,063    (6.0%)         1,149     1,125      2.1%
                   Dollars       519,994   451,684      15.1%        561,422   560,586     0.1%        311,539   286,149      8.9%
                   Avg. Price    264,898   239,620      10.5%        289,542   271,733     6.6%        271,139   254,355      6.6%
FLORIDA
                   Homes              82       123     (33.3%)            74       159   (53.5%)            45        37     21.6%
                   Dollars        21,424    27,583     (22.3%)        19,114    36,566   (47.7%)        12,625     8,705     45.0%
                   Avg. Price    261,268   224,252      16.5%        258,297   229,975    12.3%        280,556   235,270     19.2%
N. CAROLINA
                   Homes             661       728      (9.2%)           653       756   (13.6%)           215       207      3.9%
                   Dollars       122,527   140,619     (12.9%)       126,596   145,153   (12.8%)        40,635    44,534     (8.8%)
                   Avg. Price    185,366   193,158      (4.0%)       193,868   192,001     1.0%        189,000   215,140    (12.2%)
METRO D.C.
                   Homes             329       232      41.8%            263       198    32.8%            215       149     44.3%
                   Dollars        82,406    53,862      53.0%         66,137    45,493    45.4%         52,339    34,484     51.8%
                   Avg. Price    250,474   232,164       7.9%        251,471   229,763     9.4%        243,437   231,436      5.2%
CALIFORNIA
                   Homes             502       524      (4.2%)           480       514    (6.6%)           151       129     17.1%
                   Dollars       160,854   115,937      38.7%        143,729   105,941    35.7%         58,089    34,313     69.3%
                   Avg. Price    320,426   221,254      44.8%        299,435   206,111    45.3%        384,695   265,992     44.6%
TEXAS
                   Homes             935        25    3460.0%            914        66  1284.8%            282       261      8.0%
                   Dollars       192,460     5,416    3453.5%        186,294    13,184  1313.0%         61,703    51,610     19.6%
                   Avg. Price    205,840   216,640      (5.0%)       203,823   199,758     2.0%        218,805   197,739     10.7%
POLAND
                   Homes              70        18     288.9%             44        12   266.7%            39        13     200.0%
                   Dollars         2,437     1,352      80.3%          2,174     1,630    33.4%         1,616       865      86.8%
                   Avg. Price     34,814    75,111     (53.6%)        49,409   135,833   (63.6%)       41,436    66,538     (37.7%)
TOTAL
                   Homes           4,542     3,535      28.5%          4,367     3,768   15.9%          2,096     1,921      9.1%
                   Dollars     1,102,102   796,453      38.4%      1,105,466   908,553   21.7%        538,546   460,660     16.9%
                   Avg. Price    242,647   225,305       7.7%        253,141   241,123    5.0%        256,940   239,802      7.1%
